CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles Thompson Slay, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Forza Environmental Building Products, Inc. for the period ended February 28, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Forza Environmental Building Products, Inc..

Dated: April 19, 2011

/s/ Charles Thompson Slay
Charles Thompson Slay
President, Chief Operating Officer, Secretary and
Director
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)
Forza Environmental Building Products, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Forza Environmental Building Products, Inc. and will be retained by Forza Environmental Building Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.